Exhibit No. 3.2.2

BIO-REFERENCE LABORATORIES, INC.

AMENDED AND RESTATED BY-LAWS

ARTICLE I

OFFICES

Section 1. Principal Office. The principal office of the corporation shall be in the Borough of Elmwood Park, State of New Jersey.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of New Jersey as the board of directors (sometimes hereinafter referred to as the “board”) may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. All annual meetings of the shareholders for the election of directors shall be held at such place as may be fixed from time to time by action of the board of directors, either within or without the State of New Jersey, and stated in the notice of the meeting. Meetings of the shareholders for any other purpose may be held at such place, within or without the State of New Jersey, as shall be stated in the notice of the meeting.

Section 2. Date and Time of Annual Meeting. Annual meetings of the shareholders shall be held at such date and time as shall be designated from time to time by action of the board of directors and stated in the notice of the meeting, at which the shareholders shall elect the directors and transact such other business as may properly be brought before the meeting.

Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given, personally or by mail, to each shareholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4. Voting List; Inspection. The officer or agent who has charge of the stock transfer books of the corporation shall prepare, make and certify a complete list of the shareholders entitled to vote at the meeting or at any adjournment thereof, arranged in alphabetical order within each class, series or group of shareholders, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may there be inspected by any shareholder who is present and who, at the meeting or prior thereto, makes or has made, as the case may be, a request to inspect such list.

Section 5. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or the secretary upon the request in writing of a majority of the entire board of directors.

Section 6. Notice, Date and Time of Special Meetings. Written notice of a special meeting, stating (a) the place, date and hour of the meeting, (b) that the notice is being issued by or at the direction of the person or persons calling the meeting; and (c) the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each shareholder of record entitled to vote at such meeting.

Section 7. Business Transacted at Special Meetings. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 8. Quorum; Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place to which the meeting is adjourned, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at the meeting.

Section 9. Votes Required. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question other than the election of directors brought before such meeting, unless the question is one upon which by express provision in the New Jersey Business Corporation Act or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall, except as otherwise required by the New Jersey Business Corporation Act or the certificate of incorporation, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

Section 10. Voting of Shares. Unless otherwise provided in the certificate of incorporation, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be valid and voted on after eleven months from its date, unless the proxy provides for a longer period. Every proxy must be signed by the shareholder or his attorney-in-fact.

Section 11. Action Without a Meeting. Unless otherwise provided in the certificate of incorporation, and subject to the provisions of Section 615 of the New Jersey Business Corporation Act, any action required or permitted to be taken at any annual or special meeting of shareholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding stock entitled to vote thereon.

ARTICLE III

DIRECTORS

Section 1. General. The business of the corporation shall be managed under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

Section 2. Number and Term. The number of directors which shall constitute the whole board shall be three until otherwise determined by resolution adopted by a majority of the entire board of directors, and shall not be less than three nor more than fifteen, the actual number of directors to be determined by resolution adopted by a majority of the entire board of directors. The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors, but in no event shall any class include less than one director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

Section 3. Qualifications of Directors. Each director shall be at least 18 years of age.

Section 4. Vacancies. Vacancies (including those occurring by removal of directors) and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the board of directors at a duly constituted meeting, and the director so chosen shall be designated a Class I, Class II or Class III director by the board and shall hold office for the remainder of the full term of the class of directors of which the director has been designated, until the next meeting of the shareholders at which the election of such class of directors is in the regular order of business, and until such director’s successor shall be elected and shall qualify, unless sooner displaced.

Section 5. Time and Place of Meetings. The board of directors may hold meetings, both regular and special, either within or without the State of New York, at such places and times as may be from time to time determined by the board.

Section 6. Annual Meeting. The first meeting of each newly elected board of directors shall be held without notice and as soon as practicable after each annual meeting of shareholders, at the same place as such annual meeting of shareholders or at such other place as may be determined by the board.

Section 7. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by action of the board.

Section 8. Special Meetings. Special meetings of the board may be called by the chairman of the board or the president on one day’s notice to each director, either personally, by mail or by telegram or telephone; and special meetings shall be called by the chairman of the board or the president or secretary in like manner and on like notice on the written request of at least a majority of the directors then in office.

Section 9. Quorum; Action of the Board. At all meetings of the board or any committee thereof a majority of all the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of those directors present at any meeting at which there is a quorum shall be the act of the board of directors or such committee, except as may be otherwise specifically provided by statute or the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, if the period of any adjournment does not exceed ten days, until a quorum shall be present.

Section 10. Action of Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting and without notice, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 11. Telephone Conference Call. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 12. Authorization of Committees. The board of directors may, by resolution passed by a majority of the entire board, designate one or more committees, each committee to consist of three or more of the directors of the corporation. The board may, by resolution adopted by action of the board, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that any such alternate member shall possess substantially the same qualifications as the member whom he replaces.

Section 13. Powers of Committees. Any such committee, to the extent provided in the resolution of the board of directors or in the certificate of incorporation or these by-laws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority as to the following matters:

(1) The submission to shareholders of any action that needs shareholders’ approval under the New Jersey Business Corporation Act.

(2) The filling of vacancies in the board of directors or in any committee.

(3) The fixing of compensation of the directors for serving on the board or on any committee.

(4) The amendment or repeal of the by-laws, or the adoption of new by-laws.

(5) The amendment or repeal of any resolution of the board which by its terms shall not be so amendable or repealable.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by action of the board of directors.

Section 14. Minutes of Meetings and Reports to the Board. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 15. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors for services in any capacity. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at such meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings. Directors who are full-time employees of the corporation and are compensated as such shall receive no additional compensation for serving as directors.

Section 16. Removal of Directors. Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire board of directors may be removed for cause by vote of the shareholders. In addition, any director may be removed for cause by action of the board of directors.

ARTICLE IV

NOTICES

Section 1. Form of Notice. Whenever, under the provisions of applicable statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, such notice shall not be construed to mean personal notice, and may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation (or, if he shall have filed with the secretary of the corporation a written request that notices to him be mailed to some other address, then to such other address), with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice or by their duly authorized proxies, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance in person or by proxy of any shareholder at a meeting, and the attendance of any director at a meeting, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder or director, as the case may be.

ARTICLE V

OFFICERS

Section 1. Designation of Officers. The officers of the corporation shall be elected by the board of directors and shall be a chairman of the board, a president, an executive vice president, a secretary and a chief financial officer. The board of directors may also elect one or more vice presidents, and one or more assistant secretaries and assistant financial officers. Any number of offices, except those of president and secretary, may be held by the same person, unless an applicable statute, the certificate of incorporation or these by-laws otherwise provides.

Section 2. Election of Officers. The board of directors at its first meeting after each annual meeting of the shareholders shall elect a chairman of the board, a president, a secretary and a chief financial officer.

Section 3. Other Officers. The board of directors may elect such other officers and appoint such agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4. Salaries. The salaries of all officers and agents of the corporation shall be fixed by action of the board of directors.

Section 5. Term of Office. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected by the board of directors may be removed at any time, with or without cause, by action of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by action of the board of directors.

Section 6. Chairman of The Board. The chairman of the board shall be a member of the board and shall preside at all meetings of the board of directors, the shareholders and of the executive committee, if such a committee shall be created by the board of directors.

Section 7. President. The president shall be a member of the board and shall be the chief executive officer of the corporation. The president shall, in the absence or disability of the chairman of the board, preside at all meetings of the shareholders and the board of directors. The president or the executive vice president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 8. Executive Vice President. The executive vice president shall be the chief operating officer of the corporation, shall have general and active management of the business of the corporation, and shall be responsible for implementing all orders and resolutions of the board of directors.

Section 9. Chief Financial Officer. The chief financial officer shall be responsible for all corporation funds and monies deposited in the name of the corporation in such banking institutions or safe deposit vaults as the board of directors shall approve. He shall annually present an itemized report of receipts and disbursements, properly attested by an auditor, and insure that correct books are being maintained at the offices of the corporation reflecting all business transactions of the corporation.

Section 10. Secretary. The secretary shall act as a secretary of all meetings of the shareholders, the board of directors and of all the committees of the board, and shall keep the minutes thereof. The secretary shall serve all notices required to be given by the corporation and shall have charge of all books, records and papers of the corporation. The secretary shall have custody of the corporate seal of the corporation, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. The secretary shall also see that the reports, statements and other documents required by law are kept and filed, and shall in general, perform all the duties incident to the office of secretary and such other duties as may be assigned by the board.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Signatures; Payment of Consideration; Classes and Series of Stock.

(a) Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board of directors, or the president or a vice president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

(b) Except as may otherwise be permitted by statute, no certificate shall be issued for any share until such share is fully paid.

(c) If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, relative rights and limitations of each class or series authorized to be issued, and of the authority of the board to divide the shares into classes or series and to determine and change the relative rights, preferences and liquidations of any class or series, shall be set forth in full on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided by the New Jersey Business Corporation Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each shareholder who so requests a full statement of such designations, preferences, relative rights and limitations.

Section 2. Facsimile Signatures. The signatures of the officers on the certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

Section 3. Contents. Each certificate shall state on its face that the corporation is organized under the laws of the State of New Jersey, the name of the person to whom it is issued and the number and class, and the designation of the series, if any, of the shares which such certificate represents.

Section 4. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5. Transfer of Stock. Upon surrender to the corporation or the transfer agent or registrar of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6. Fixing Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 7. Registered Shareholders. The corporation shall be entitled to treat the person in whose name shares are registered on its books as the owner of such shares for all purposes.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Subject to the relevant provisions of the certificate of incorporation, if any, dividends upon any class or series of the capital stock of the corporation may be declared by action of the board of directors, without regard to any classes of directors, at any regular or special meeting, pursuant to law. As, and to the extent, permitted by law, and subject to the relevant provisions of the certificate of incorporation, if any, dividends may be paid in cash, in property, or in shares of the capital stock.

Section 2. Reports to Shareholders. The board of directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the corporation shall begin on the first day of November each year, unless otherwise fixed by resolution of the board of directors.·

Section 5. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, New Jersey.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1. The corporation shall indemnify its officers and directors to the extent permitted by the New Jersey Busness Corporation Act, and shall indemnify its other employees and agents to the extent to which such other employees and agents would be permitted to be indemnified under the New Jersey Business Corporation Act if they were officers or directors of the Corporation; provided, that such employees and agents shall in no event be indemnified to an extent greater than that permitted by New Jersey law.

ARTICLE IX

AMENDMENTS

Section 1. These by-laws may be altered, amended or repealed and new by-laws may be adopted by the shareholders and by the board of directors at any regular meeting of the shareholders or of the board of directors or at any special meeting of the shareholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such meeting; provided, however, that no amendment of these by-laws may be adopted which contravenes a provision of the certificate of incorporation of the corporation.